UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2005

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Rigel Pharmaceuticals, Inc. is filing this amendment to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2005, to disclose that, as a Class III director, Gary A. Lyons will serve until Rigel’s 2006 annual stockholders’ meeting, not until Rigel’s 2009 annual stockholders’ meeting as previously disclosed, and to disclose Mr. Lyon’s appointment to a committee of the Board of Directors.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 6, 2005, Rigel Pharmaceuticals, Inc. filed a Current Report on Form 8-K to report that Gary A. Lyons, was appointed to serve on Rigel’s Board of Directors.  At the time of his appointment, the Board of Directors had not yet determined the committees on which Mr. Lyons would serve.

On November 10, 2005, the Board of Directors appointed Mr. Lyons to serve on the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: November 14, 2005
	By:	/s/ Dolly Vance
Dolly Vance
General Counsel and Vice President of Intellectual Property